Exhibit 99.4

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

January 1, 2023

Date of report (Date of earliest event reported)

KIDOZ INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada	333-120120-01	98-0206369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 220, 1685 West 4th Avenue,

Vancouver, BC, V6J 1L8

Canada

(Address of Principal Executive Offices)

(888) 374-2163

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock without par value	KIDZ	Toronto Venture Stock Exchange - (TSX-V)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INCORPORATION BY REFERENCE

Item 8.01	Other Events

Exhibit 99.1 -	Press release announcing the continuance into Canada.

Exhibit 99.2 -	Material Change report on Form 51-102F3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIDOZ INC.
(Registrant)

Date: January 10, 2023	By:	/s/ J. M. Williams
J.M. WILLIAMS,
CEO

Exhibit 99.1

KIDOZ Inc.

220 - 1685 West 4th Avenue

Vancouver, B.C.

V6J 1L8

Canada

Ph: +1 888-374-2163

Fax: +1 604-694-0301

Kidoz Inc. Announces Continuance to Canada Business Corporations Act

Vancouver, B.C. Canada, January 3, 2023 – Kidoz Inc. (TSXV:KIDZ) (the “Company”), mobile AdTech developer and owner of the market-leading Kidoz Contextual Ad Network (www.kidoz.net) and the Kidoz Publisher SDK, today announces that the Company has continued (the “Continuance”) out of the jurisdiction of the Anguillian Business Companies Act, 2022, and into the jurisdiction of the Canada Business Corporations Act (the “CBCA”) effective as of January 1, 2023.

The Anguillan Government, in response to recommendations by the Organisation for Economic Co-operation and Development (OECD), recently enacted the new Anguilla Business Companies Act, 2022, which, by the Company’s adherence to provisions thereof, previously governed the corporate affairs of the Company. Prior to the enactment of the Anguilla Business Companies Act, 2022, the Company was, from 2005, a Company subsisting under the Anguilla International Business Corporations Act.

At the annual meeting of shareholders held on November 30, 2022, the shareholders of the Company approved a continuance under the British Columbia Business Corporations Act (the “BCBCA”). The principal effects of such proposed continuance were set out in detail in the Proxy Statement of the Company dated October 11, 2022 and are available on the Company’s SEDAR profile at www.sedar.com. Upon further deliberation and with the approval of the board of directors of the Company, the Continuance was instead effected under the CBCA. The Company believes the material effects of the Continuance under the CBCA as opposed to the BCBCA will not present a material difference to shareholders and that the Company and its shareholders will retain the benefit of the principle effects of the proposed continuance under the BCBCA set out in the Proxy Statement.

Management believed that it would be less advantageous to the Company and its shareholders, with respect to the execution of its present and future business plans and generally, for the Company to continue to subsist as an Anguilla corporation and that its situation would be improved, in those regards and generally, if it were to be continued to the federal jurisdiction of Canada under the CBCA and discontinued as a corporation subsisting under the Anguilla Business Companies Act, 2022.

Management additionally believes that Continuance will likely reduce the cost of maintaining the Company’s corporate headquarters and would enhance the prospects for merger and acquisition opportunities and simplify any ensuing discussions. Continuance will not affect the status of the Company as a listed company on the TSX Venture Exchange or as a reporting issuer under the securities legislation of British Columbia or any other province or territory of Canada or the United States of America, and the Company will remain subject to the requirements of all such legislation. As a federally incorporated corporation under the CBCA, the Company’s charter documents will consist of its articles of continuance and bylaws, copies of which will be available under the Company’s issuer profile on SEDAR at www.sedar.com.

About KIDOZ INC.

Kidoz Inc. (TSXV:KIDZ) (www.kidoz.net) owns the leading COPPA & GDPR compliant contextual mobile advertising network that safely reaches hundreds of millions of kids, teens, and families every month. Google certified, and Apple approved, Kidoz provides an essential suite of advertising technology that unites brands, content publishers and families. Trusted by Disney, Hasbro, Lego and more, the Kidoz Contextual Ad Network helps the world’s largest brands to safely reach and engage kids across thousands of mobile apps, websites and video channels. The Kidoz network does not use location or PII data tracking commonly used in digital advertising. Instead, Kidoz has developed advanced contextual targeting tools to enable brands to reach their ideal customers with complete brand safety. A focused AdTech solution provider, the Kidoz SDK and Kidoz Programmatic network have become essential products in the digital advertising ecosystem.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the company) contains statements that are forward-looking, such as statements relating to anticipated future success of the company. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such actual results may differ materially from those expressed in any forward-looking statements made by or on behalf of the company. For a description of additional risks and uncertainties, please refer to the company’s filings with the Securities and Exchange Commission and on SEDAR.com. Specifically, readers should read the Company’s Annual Report on Form 10-K, filed with the SEC and on SEDAR.com on March 30, 2022, and the prospectus filed under Rule 424(b) of the Securities Act on March 9, 2005 and the SB2 filed July 17, 2007, and the TSX Venture Exchange Listing Application for Common Shares filed on June 29, 2015 on SEDAR, for a more thorough discussion of the Company’s financial position and results of operations, together with a detailed discussion of the risk factors involved in an investment in Kidoz Inc.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For more information contact:

Henry Bromley

CFO

ir@kidoz.net

(888) 374-2163

EXHIBIT 99.2

Form 51-102F3

Material Change Report

Item 1	Name and Address of Company

Kidoz Inc.

Suite 220

1685 West 4th Avenue

Vancouver, BC

V6J 1L8

Item 2	Date of Material Change

January 1, 2023

Item 3	News Release

On January 3, 2023, Kidoz Inc. (the “Company”) issued a news release via Accesswire.

Item 4	Summary of Material Change

The Company has continued out of the jurisdiction of the Anguillian Business Companies Act, 2022, and into the jurisdiction of the Canada Business Corporations Act (the “CBCA”) effective as of January 1, 2023.

Item 5	Full Description of Material Change

With approval of the board of directors of the Company, the Company has continued out of the jurisdiction of the Anguillian Business Companies Act, 2022, and into the jurisdiction of the CBCA effective as of January 1, 2023.

For further details, see the news release attached hereto as Schedule “A”.

Item 6:	Reliance on subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7:	Omitted Information

No information has been omitted on the basis that it is confidential information.

Item 8:	Executive Officer

The following executive officer is knowledgeable about the material change and this report and may be contacted regarding this material change and this report:

Tryon M. Williams, Chairman

Business number +1 888-374-2163

Item 9	Date of Report

January 10, 2023

SCHEDULE A

KIDOZ Inc.

220 - 1685 West 4th Avenue

Vancouver, B.C.

V6J 1L8

Canada

Ph: +1 888-374-2163

Fax: +1 604-694-0301

Kidoz Inc. Announces Continuance to Canada Business Corporations Act

Vancouver, B.C. Canada, January 3, 2023 – Kidoz Inc. (TSXV:KIDZ) (the “Company”), mobile AdTech developer and owner of the market-leading Kidoz Contextual Ad Network (www.kidoz.net) and the Kidoz Publisher SDK, today announces that the Company has continued (the “Continuance”) out of the jurisdiction of the Anguillian Business Companies Act, 2022, and into the jurisdiction of the Canada Business Corporations Act (the “CBCA”) effective as of January 1, 2023.

The Anguillan Government, in response to recommendations by the Organisation for Economic Co-operation and Development (OECD), recently enacted the new Anguilla Business Companies Act, 2022, which, by the Company’s adherence to provisions thereof, previously governed the corporate affairs of the Company. Prior to the enactment of the Anguilla Business Companies Act, 2022, the Company was, from 2005, a Company subsisting under the Anguilla International Business Corporations Act.

At the annual meeting of shareholders held on November 30, 2022, the shareholders of the Company approved a continuance under the British Columbia Business Corporations Act (the “BCBCA”). The principal effects of such proposed continuance were set out in detail in the Proxy Statement of the Company dated October 11, 2022 and are available on the Company’s SEDAR profile at www.sedar.com. Upon further deliberation and with the approval of the board of directors of the Company, the Continuance was instead effected under the CBCA. The Company believes the material effects of the Continuance under the CBCA as opposed to the BCBCA will not present a material difference to shareholders and that the Company and its shareholders will retain the benefit of the principle effects of the proposed continuance under the BCBCA set out in the Proxy Statement.

Management believed that it would be less advantageous to the Company and its shareholders, with respect to the execution of its present and future business plans and generally, for the Company to continue to subsist as an Anguilla corporation and that its situation would be improved, in those regards and generally, if it were to be continued to the federal jurisdiction of Canada under the CBCA and discontinued as a corporation subsisting under the Anguilla Business Companies Act, 2022.

Management additionally believes that Continuance will likely reduce the cost of maintaining the Company’s corporate headquarters and would enhance the prospects for merger and acquisition opportunities and simplify any ensuing discussions. Continuance will not affect the status of the Company as a listed company on the TSX Venture Exchange or as a reporting issuer under the securities legislation of British Columbia or any other province or territory of Canada or the United States of America, and the Company will remain subject to the requirements of all such legislation. As a federally incorporated corporation under the CBCA, the Company’s charter documents will consist of its articles of continuance and bylaws, copies of which will be available under the Company’s issuer profile on SEDAR at www.sedar.com.

About KIDOZ INC.

Kidoz Inc. (TSXV:KIDZ) (www.kidoz.net) owns the leading COPPA & GDPR compliant contextual mobile advertising network that safely reaches hundreds of millions of kids, teens, and families every month. Google certified, and Apple approved, Kidoz provides an essential suite of advertising technology that unites brands, content publishers and families. Trusted by Disney, Hasbro, Lego and more, the Kidoz Contextual Ad Network helps the world’s largest brands to safely reach and engage kids across thousands of mobile apps, websites and video channels. The Kidoz network does not use location or PII data tracking commonly used in digital advertising. Instead, Kidoz has developed advanced contextual targeting tools to enable brands to reach their ideal customers with complete brand safety. A focused AdTech solution provider, the Kidoz SDK and Kidoz Programmatic network have become essential products in the digital advertising ecosystem.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the company) contains statements that are forward-looking, such as statements relating to anticipated future success of the company. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such actual results may differ materially from those expressed in any forward-looking statements made by or on behalf of the company. For a description of additional risks and uncertainties, please refer to the company’s filings with the Securities and Exchange Commission and on SEDAR.com. Specifically, readers should read the Company’s Annual Report on Form 10-K, filed with the SEC and on SEDAR.com on March 30, 2022, and the prospectus filed under Rule 424(b) of the Securities Act on March 9, 2005 and the SB2 filed July 17, 2007, and the TSX Venture Exchange Listing Application for Common Shares filed on June 29, 2015 on SEDAR, for a more thorough discussion of the Company’s financial position and results of operations, together with a detailed discussion of the risk factors involved in an investment in Kidoz Inc.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For more information contact:

Henry Bromley

CFO

ir@kidoz.net

(888) 374-2163